UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 21, 2008
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 21, 2008, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") accepted the consent of Dr. Wenqin Zhang to act as a director of the Company.

Dr. Zhang began his career as a student in the Mining Department of the University of Qinghai. He subsequently was part of the scholars exchange programs in Newfoundland and the University of British Columbia, Canada, where he continued his geological studies. From there he went on the become the Deputy Chief Geologist and Chief Geologist in Earth Geochemistry Technology at the Institute of Qinghai Province. In 1996, he was appointed Deputy Chief Geologist, Bureau of Geologic Exploration and Mining Development of Qinghai Province, and in 1999 he became Director of the Northern China Project Administration. Since 2002, he has been Deputy Chief Director of Tianjin Institute of Geology and Minerals Research. He is also currently a member of the China Geochemistry Committee.

At present there are no compensation arrangements as between the Company and Dr. Zhang.

As a consequence of the appointment of Dr. Zhang, the Board and Executive Officers of the Company are now comprised of the following:

Name	Position
Harpreet S. Sangha	President, Chief Executive Officer, Secretary, Treasurer and a director
Honorable Joseph Rugumyamheto	Chairman of the Board
Medard M. C. Kalemani	Director
Adbulkarim Hamisi Mruma	Director
Wenqin Zhang	Director
Sylvia Tang	Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: December 29, 2008.	By: "Harpreet (Harp) Singh Sangha" Name: Harpreet (Harp) Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

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